UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005
ElkCorp

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation or organization)

1-5341	75-1217920

(Commission File Number)	(I.R.S. Employer Identification No.)
14911 Quorum Drive, Suite 600, Dallas, Texas 75254-1491
(Address of principal executive offices)
(972) 851-0500

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (18 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 25, 2005, Elk Premium Building Products, Inc., a wholly-owned subsidiary of ElkCorp, and Joseph and Susan Pressutti, both individually and as trustees of the Pressutti Family Trust, entered into a purchase agreement pursuant to which Elk Premium Building Products, Inc. acquired all of the outstanding shares of common stock of RGM Products, Inc., a privately-held manufacturer of high-profile hip and ridge and other roofing related products based in Fresno, California, and certain related assets for approximately $24.3 million in cash and the assumption of $10.7 million of indebtedness.
A copy of the press release announcing this matter attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Description
99.1	Press release dated August 25, 2005

SIGNATURES
Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ElkCorp
DATE:	August 30, 2005	/s/ Gregory J. Fisher
Gregory J. Fisher
Senior Vice President, Chief Financial Officer and Controller

/s/ Leonard R. Harral
Leonard R. Harral
Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated August 25, 2005